CERTIFICATE OF TRUST


         The undersigned, the trustees of Conseco Financing Trust VIII, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

         1. The name of the business trust being formed hereby (the "Trust") is "Conseco Financing Trust VIII."

         2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                 First Union Trust Company, National Association
                         Corporate Trust Administration
                                One Rodney Square
                                 920 King Street
                              Wilmington, DE 19801

         3. This Certificate of Trust shall be effective as of the date of filing with the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.

Dated: July 22, 1999

                                             FIRST UNION TRUST COMPANY, NATIONAL
                                              ASSOCIATION, as Trustee


                                             By:   /s/ Stephen Kaba
                                                   -----------------------------
                                             Name: Stephen Kaba
                                             Title: Vice President




                                             /s/ Rollin M. Dick
                                             -----------------------------------
                                             Rollin M. Dick, Trustee






                                             /s/ Stephen C. Hilbert
                                             -----------------------------------
                                             Stephen C. Hilbert, Trustee